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                                                           EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of New Office Plus, Inc. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


/s/ Shinners, Hucovski and Company, S.C.